Exhibit 10.26

RESTRICTED STOCK AGREEMENT

OF

THE COOPER COMPANIES, INC.

ISSUED PURSUANT TO THE COOPER COMPANIES, INC.

2006 LONG TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

AGREEMENT dated this      th day of             , 20     by and between [Non-Employee Director] (the “Director”) and The Cooper Companies, Inc. (the “Company”).

Unless otherwise indicated herein to the contrary, capitalized terms used in this Agreement shall have the same meanings as set forth in the Company’s 2006 Long Term Incentive Plan for Non-Employee Directors (the “Plan”).

WITNESSETH:

WHEREAS, the Company has adopted the Plan and the Director is a Non-Employee Director eligible to participate therein;

WHEREAS, the Plan provides for a grant to each Non-Employee Director on [each November 15th or upon election to the Board of Directors] of the right to acquire restricted shares of common stock of the Company, par value $0.10, subject to certain conditions and restrictions;

WHEREAS, the number of shares of restricted stock purchased by Director in accordance with this grant is [the amount specified in Section 6(a) of the Plan] (the “Restricted Stock”);

NOW, THEREFORE, the parties agree as follows:

1. Certificate for Restricted Stock. Director acquired Restricted Stock at a price equal to $0.10 per share (the “Purchase Price”). The amount of [$0.10 times the number of shares granted], representing the aggregate purchase price of the Restricted Stock, has previously been tendered to the Company by Director. The Company has arranged for the issuance of a certificate in the name of Director representing such shares of Restricted Stock. The certificate evidencing such shares shall be held by the Company during the Restricted Period (as such term is defined in Section 4 below) and Director shall deliver to the Company an executed stock power, endorsed in blank, with respect to such shares. The certificate shall bear a legend referring to the terms, conditions and restrictions applicable to the Restricted Stock as set forth in the Plan and this Agreement.

2. Rights of a Stockholder. Subject to Sections 5 and 6 hereof, Director shall have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares of Restricted Stock and the right to receive any cash dividends with respect thereto. Notwithstanding the preceding, any dividend paid in shares of stock shall be treated as additional shares of Restricted Stock until such time as the shares of Restricted Stock, with respect to which such dividend was paid, become nonforfeitable pursuant to this Agreement.

3. Removal of Restrictions. Restrictions on Restricted Stock will be removed only upon the earlier to occur of (a) the average of the closing prices of a share of common stock of the Company on the principal stock exchange or market on which the shares are traded (composite quotations, as rounded to the nearest whole cent) during any 30 consecutive trading days occurring after [date of grant] attains [fair market value which is 10% higher than option price], or (b) [the fifth anniversary of the date of grant]. Notwithstanding the foregoing, restrictions shall not be removed from the Restricted Stock prior to [the first anniversary of the date of grant].

4. Cessation of Service. In the event that Director ceases to serve as such, any Restricted Stock which has not yet become nonforfeitable shall do so immediately and all restrictions shall be removed therefrom unless Director’s service as such is terminated for Cause or Director fails to be re-nominated as a Director for Cause, in which case all shares of Restricted Stock which have not become nonforfeitable pursuant to Section 3 hereof shall be forfeited. In the latter case, the Company shall cancel each certificate representing the forfeited shares and shall pay to Director (or his estate, in the case of Director’s death prior to payment) an amount equal to the number of forfeited shares multiplied by the Purchase Price per share. If a share of Restricted Stock has been forfeited, Director shall not have any right, title or interest with respect to such share other than the right to receive such payment of the Purchase Price.

5. Restricted Period. Prior to the date as of which the Restricted Stock becomes nonforfeitable (the “Restricted Period”), Director may not sell, transfer, pledge or assign the Restricted Stock. Once the Restricted Stock becomes nonforfeitable pursuant to Section 3 or 4 hereof, such shares shall no longer be shares of Restricted Stock, and Director shall have full ownership rights with respect thereto. As soon as practicable thereafter, the Company shall deliver to Director one or more unlegended certificates representing all such nonforfeitable shares.

6. Representations. The Committee may require Director to represent to and agree with the Company in writing that Director is acquiring the shares of Restricted Stock for investment purposes and without a view to distribution thereof. The Company may condition the delivery of the Restricted Stock upon the listing, registration or qualification of the shares upon a securities exchange or under applicable securities laws. The shares of Restricted Stock shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law. The Company may cause a legend to be put on each certificate representing shares of Restricted Stock to reflect any of the provisions of this Section 6.

7. Continuation as a Director not Implied. Nothing contained in the Plan or this Agreement shall confer upon Director the right to continue to serve as a Director of the Company.

8. Merger, Reorganization, Etc. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other such change in corporate structure affecting the Restricted Stock, such substitution or adjustment shall be made in the number of shares of Restricted Stock as may be determined to be appropriate by the Committee in its sole discretion; provided that the number of shares of Restricted Stock shall always be a whole number.

9. Income Taxes. Following the date as of which an amount with respect to the Restricted Stock first becomes includible in the gross income of Director for federal income tax purposes, the Director shall receive from the Company a notice setting forth the gain incurred with respect to the shares of Restricted Stock acquired hereunder. Payment of the appropriate taxes is the sole responsibility of the Director.

10. Amendments. The Board, with the consent of Director, may amend at any time or from time to time the terms and conditions of this Restricted Stock Agreement.

11. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company or any officer of the Company or the Committee or any member thereof, at the Company’s offices at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588, or at such other address as the

Company, or any other such person, by notice to Director may designate from time to time, and to Director at Director’s address as set forth below, or such other address as Director by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

12. Governing Law. This Agreement shall be governed by the laws of the State of California, except to the extent preempted by Federal law.

13. Incorporation of the Plan; Interpretations. This Agreement is entered into pursuant to, and is subject to all of the terms and conditions of the Plan, the terms, conditions and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which Director hereby acknowledges by his signature below. A determination by the Committee as to any questions, which may arise with respect to the interpretation of this Agreement or the Plan, shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

WITNESS the signatures of the Company’s duly authorized officers and of Director.

THE COOPER COMPANIES, INC.

By:
Carol R. Kaufman
Sr. Vice President of Legal Affairs,
Secretary and Chief Administrative Officer

ATTEST:

By:
Daniel G. McBride, Esq.
Vice President & General Counsel

ACCEPTED:

By:
[Non-Employee Director]
[Address 1]
[Address 2]

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